EXHIBIT 10.11

                              BLUESTAR HEALTH, INC.
                              ---------------------
                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------


$238,432.00                                                        March 1, 2007

FOR VALUE RECEIVED, Bluestar Health, Inc., a Colorado corporation, its assigns and successors (the "Company"), hereby promises to pay to the order of Alfred Oglesby, an individual, or his assigns (the "Holder"), in immediately available funds, the total principal sum of Two Hundred Thirty Eight Thousand Four Hundred Thirty Two Dollars ($238.432.00). The principal hereof plus the accrued interest thereon ("Initial Interest Period") shall be due and payable in 20 equal quarterly installments (collectively the "Repayment Period") of $16,441.83 commencing December 1, 2007 (the "Initial Payment Date") (unless such payment date is accelerated as provided in Section 7 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 8 hereof. Interest shall accrue during the Initial Interest Period and during the Repayment Period at the rate of ten percent (10%) per annum on this Note from the date hereof and shall continue to accrue until all unpaid principal and interest is paid in full.

     1. HISTORY OF THE LOAN. This Note is being delivered to Holder as consideration for amounts owed by the Company to the Holder for advances previously made to the Company by the Holder. The Note replaces all other Notes issued to the Holder previously issued to the Holder for advances made to the Company except for the Note of even date representing previously earned but unpaid compensation for services to the company (the "Compensation Note").

     2. PREPAYMENT. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such prepayment.

     3. SECURITY INTEREST. Holder will have a general security interest in all company assets and contracts now and in the future until all principle and interest under this Note are paid in full. The amount of security interest shall be limited to the amount of principle and interest outstanding at the time such time a Default exists as defined in Section 8 hereof. The Holder may call on his right to the collateral provided by the Security Interest should the Default remain past the time set aside to correct the Default in Section 8 hereof. Principle and interest converted to shares of the Company's common stock as provided in Section 4 hereof prior to such an event of Default will be excluded from the calculation of amounts due at the time declares his rights to the collateral on which the Holder has a Security Interest.

     4. CONVERSION. The Holder is entitled, at his option, at any time beginning on the date hereof, and in whole or in part, to convert the outstanding principal amount of this Note, or any portion of the principal amount hereof, and any accrued interest, into shares of the common stock of the Company. Any amounts Holder elects to convert will be converted into common stock at a conversion price per share equal to Eighty percent (80%) of the average closing

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price of the Company's common stock over the most recent five (5) trading days as quoted on a USA public exchange (the "Conversion Price"). Any conversion shall be effectuated by giving a written notice ("Notice of Conversion") to the Company on the date of conversion, stating therein the amount of principal and accrued interest due to Holder under this Note being converted. If the Company fails to deliver the shares of common stock due to Holder within seven (7) days of receipt of a Notice of Conversion, Holder shall be entitled to receive a cash payment equal to the difference between the fair market value of the shares of common stock due to Holder on the date of delivery of the Notice of Conversion and the total conversion price required to convert the shares of common stock due to Holder (which amount shall be paid as liquidated damages and not as a penalty).

     5. TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holder. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a "Reorganization Event"), this Note will survive and become an obligation of the party that acquires such controlling interest or assets. In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note. This Note may be transferred, pledged, hypothecated, or assigned by the Holder in his sole discretion.

     6. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of common stock, solely for the purpose of issuance upon the conversion of this Note, such number of shares of common stock as would be necessary to convert the entire amount due and owing under the terms of this Note if Holder elected to convert said amount under Section 3 hereof.

     7. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

        (a) The non-payment, when due, of any principal or interest pursuant to this Note;

        (b) The material breach of any representation or warranty in this Note. In the event the Holder becomes aware of a breach of this Section 7(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

        (c) The breach of any covenant or undertaking, not otherwise provided for in this Section 7;

        (d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the

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Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

        (e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

     Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

     8. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier, or by facsimile transmission. Notice shall be deemed to have been received on the date and time of personal or overnight delivery or facsimile transmission, if received during normal business hours of the recipient; if not, then on the next business day.

     Notices to the Company shall be sent to:    Bluestar Health, Inc.
                                                 19901 Southwest Freeway,
                                                 Suite 206
                                                 Sugar Land, TX 77479
                                                 Attn: President
                                                 Facsimile No.: (281) 207-5486

              with a copy to:                    John Hannesson, Esq.
                                                 18661 Via Palatino
                                                 Irvine, California  92612
                                                 Facsimile (949) 509-9867

     Notices to the Holder shall be sent to:     Alfred Oglesby
                                                 19901 Southwest Freeway,
                                                 Suite 205
                                                 Sugar Land, TX 77479
                                                 Facsimile No.:  (281) 207-5485

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     9. REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Holder:

        (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

        (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note. The execution, delivery and performance of this Note by the Company, and the consummation by it of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action. This Note when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

        (c) Disclosure. Neither this Note nor any other document, certificate or instrument furnished to the Holder by or on behalf of the Company in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

     10. PIGGYBACK REGISTRATION RIGHTS. If the Company at any time proposes to conduct an offering of its securities so as to register any of its securities under the Securities Act of 1933 (the "Act"), including under an S-1 Registration Statement or otherwise, it will at such time give written notice to Holder, or its assigns, of its intention so to do. Upon the written request of Holder, or assigns, given within 10 days after receipt of any such notice, the Company will use its best efforts to cause the common stock underlying this note to be registered under the Act (with the securities which the Company at the time proposes to register).

     11. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Company consents to the jurisdiction of the courts of the State of Texas and of any state and federal court located in the County of Harris, Texas.

     12. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

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     13. ATTORNEYS FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder's rights, including reasonable attorney's fees, whether or not suit is instituted.

     14. CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

     IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it as of March 1, 2007.


"Company"                                   "Holder"

Bluestar Health, Inc.,
a Colorado corporation


_________________________                   __________________________________
By:  Richard M. Greenwood                   By:  Alfred Oglesby, an individual
Its: President


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